U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2015

SurePure, Inc.

(Exact name of Company as specified in its charter)

Nevada	000-54172	26-3550286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, 25th Floor New York, NY 10174 (Address of principal executive offices) Telephone: (917) 368-8480 Facsimile: (917) 368-8005 (Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	. Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	. Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	. Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	. Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 6, 2015, our indirect wholly-owned subsidiary, SurePure Marketing South Africa Pty Ltd. (“SPMSA”), entered into a loan agreement (the “SPMSA Loan Agreement”) with our president and chief executive officer, Guy Kebble, under which Mr. Kebble agreed to advance a loan amount of up to ZAR 3,000,000 to SPMSA. The initial advance of ZAR 2,000,000 was made prior to the execution of the Agreement. The balance of the loan amount is to be advanced from time to time as agreed by the parties. Interest is charged on the outstanding loan amount at the rate of 2.00% per month until repayment of the loan, compounding in arrears at the end of each month. SPMSA is obligated to pay the loan balance, together with a fee of ZAR 40,000, upon maturity of the loan, which is set for December 31, 2015 A copy of the SPMSA Loan Agreement is attached as Exhibit 10.41 to this Current Report on Form 8-K.

SPMSA will use the proceeds of the loan for its working capital purposes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.41	Loan Agreement, dated as of July 6, 2015, between SurePure Marketing South Africa Pty. Ltd. and Guy R. Kebble

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREPURE, INC. (Registrant)

Date: July 7, 2015	/s/ Stephen M. Robinson
Stephen M. Robinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.41	Loan Agreement, dated as of July 6, 2015, between SurePure Marketing South Africa Pty. Ltd. and Guy R. Kebble